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                                                                   Exhibit 14(b)

                               POWER OF ATTORNEY
                               -----------------

        The undersigned Trustees/Directors and officers of Quantitative Master Series Trust (the "Trust") and Mercury QA Equity Series, Inc., Merrill Lynch Index Funds, Inc. and Mercury Index Funds, Inc. (each a "Feeder Fund") hereby authorize Terry K. Glenn, Donald C. Burke and Ira P. Shapiro, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated any Registration Statement or amendment thereto (including post-effective amendments) for the Feeder Funds, or any future "feeder" fund advised by Fund Asset Management, L.P. that invests substantially all of its assets in corresponding series of the Trust, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.


Dated: October __, 2000




____________________________                    ___________________________
M. Colyer Crum                                  Laurie Simon Hodrick
Trustee/Director                                Trustee/Director



____________________________                    ___________________________
Terry K. Glenn                                  Jack B. Sunderland
Trustee/President and                           Trustee/Director
Director/Principal Executive
Officer



____________________________                    ___________________________
Stephen B. Swensrud                             J. Thomas Touchton
Trustee/Director                                Trustee/Director




____________________________                    ___________________________
Fred G. Weiss                                   Arthur Zeikel
Trustee/Director                                Trustee/Director





____________________________
Donald C. Burke
Vice President and Treasurer/Principal
Financial Officer and Principal
Accounting Officer